EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17027, 333-26047, 333-34492 and 333-64002) of PW Eagle, Inc. (formerly Eagle Pacific Industries, Inc.) of our report dated February 6, 2003, except for Note 17, as to which the date is March 14, 2003, relating to the financial statements and financial statement schedule information which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Minneapolis, Minnesota March 28, 2003